EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Agile Therapeutics, Inc. 2014 Incentive Compensation Plan of our report dated March 26, 2015, pertaining to the balance sheets and the related statements of operations, changes in stockholder’s equity and cash flows of Agile Therapeutics, Inc. included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2015.

/s/ ERNST & YOUNG LLP

Metro Park, New Jersey

June 19,  2015